EXHIBIT 10.15

SWIFT TRANSPORTATION COMPANY
2014 OMNIBUS INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD NOTICE
THIS NON-QUALIFIED STOCK OPTION AWARD NOTICE (this “Notice”) is entered into pursuant to the Swift Transportation Company 2014 Omnibus Incentive Plan (the “Plan”). This Notice is made effective as of May __, 2015 (the “Grant Date”) by and between Swift Transportation Company, a Delaware corporation (the “Company”), and __________ (the “Optionee”).
1.Defined Terms. Capitalized terms used in this Notice and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2.Grant of Option. Subject to the terms and conditions of this Notice and Article VIII of the Plan, the Company hereby awards Optionee the right and option to purchase all or any part of __________ shares of Stock from the Company (the “Option”). The Option granted under this Notice is not intended to be an “Incentive Stock Option” under Section 422 of the Code.

3.Exercise Price. The exercise price per share of Stock subject to the Option is ______, which is not less than the Fair Market Value of a share of Stock on the Grant Date.

4.Vesting of Option. The Option shall vest and become exercisable according to the vesting schedule set forth in the table below:

Vesting Date	Number of Shares Subject to Vesting	Cumulative Percentage of Shares Subject to Vesting
First Anniversary of Grant Date	______________________	33 1/3%
Second Anniversary of Grant Date	______________________	66 2/3%
Third Anniversary of Grant Date	______________________	100%

For the avoidance of doubt, no vesting shall occur following Optionee’s termination of employment with the Company and all Subsidiaries.
5.Exercise of Option. This Option may be exercised in whole or in part at any time after it vests in accordance with Section 4 and before the Option expires by delivery of a written notice of exercise (under Section 6 below) and payment of the exercise price. The exercise price may be paid in cash, or previously acquired shares of Stock (through actual delivery or by attestation), or such other method permitted by the Committee (including any broker-assisted “cashless” exercise arrangement) and communicated to Optionee before the date Optionee exercises the Option.

6.Method of Exercising Option. Subject to the terms of this Notice, the Option may be exercised by timely delivery to the Company of written or electronic notice, which notice shall be effective on the date received by the Company or by such third party involved in administering the Plan as may be designated by the Company from time-to-time. The notice shall state Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election

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to exercise has been made. Such notice shall be signed by Optionee, or if the Option is exercised by a person or persons other than Optionee because of Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option.

7.Term of Option. The Option granted under this Notice expires, unless sooner terminated, 10 years from the Grant Date, through and including the normal close of business of the Company on the 10th anniversary of the Grant Date (the “Expiration Date”).

8.Termination of Service.
(a)If Optionee terminates employment for any reason other than death or Disability, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) 90 days after the date Optionee terminates employment. The Option may be exercised following Optionee’s termination of employment only if the Option was exercisable by Optionee immediately prior to his or her termination of employment. In no event shall the Option be exercisable after the Expiration Date.
(b)If Optionee terminates employment by reason of death or Disability, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) 12 months after the date Optionee terminates employment due to death or Disability. The Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his or her death or Disability. In no event shall the Option be exercisable after the Expiration Date.
(c)If Optionee’s employment is terminated for Cause, such termination shall result in the immediate termination and cancellation of the Option which means that the Option shall not be exercisable by Optionee regardless of whether the Option is already vested. For purposes of this Notice, the term “Cause” means: (i) Optionee’s willful and continued failure substantially to perform his or her duties with the Company or a Subsidiary after written warnings identifying the lack of substantial performance are delivered to Optionee to identify the manner in which the Company or a Subsidiary believes that Optionee has not substantially performed his or her duties; (ii) Optionee’s willful engaging in illegal conduct which is materially and demonstrably injurious to the Company or any Subsidiary; (iii) Optionee’s commission of a felony; (iv) Optionee’s material breach of a fiduciary duty owed to the Company or any Subsidiary; (v) Optionee’s intentional, unauthorized disclosure to any person of confidential information or trade secrets of a material nature relating to the business of the Company or any Subsidiary; (vi) Optionee’s material breach of any employment agreement or any other agreement previously entered into with the Company or any Subsidiary; or (vii) Optionee’s engaging in any conduct that the Company’s or a Subsidiary’s written rules, regulations, or policies specify as constituting grounds for discharge.

9.Change in Control. Subject to Section 16.5 of the Plan, if a Change in Control occurs, all restrictions on the shares of Stock subject to the Option shall lapse and the Option shall become fully vested and exercisable immediately before or simultaneously with the closing of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow any Stock issued in connection with the exercise of the Option to participate in the transaction that result in the Change in Control.

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EXHIBIT 10.15

10.Award Non-Transferable. The Option may not be transferred or assigned by Optionee or by operation of law, other than by will or by the laws of descent and distribution.
11.Right to Terminate Service. Nothing contained in this Notice shall create a contract of employment or give Optionee a right to continue in the employ of the Company or any Subsidiary, or restrict the right of the Company or a Subsidiary to terminate the employment of Optionee at any time.
12.Adjustments. Upon the occurrence of certain events relating to the Company’s Stock as contemplated by Section 6.2 of the Plan, an adjustment shall be made to the Award as the Committee, in its sole discretion, deems equitable or appropriate.
13.Registration; Restrictions on Transfer.
(a)The Company intends that any shares of Stock issued pursuant to this Notice shall be listed on the New York Stock Exchange or other nationally recognized stock exchange, and registered under the Securities Act of 1933. If no such shares of Stock are available at the time of payment, the Company may require Optionee to provide such written assurances as it deems necessary to comply with the appropriate exemption from registration and may cause a legend to be placed on the shares being issued calling attention to the fact that they have been acquired for investment and have not been registered. If the listing, registration or qualification of the shares on any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase or issuance of such shares, the Company shall not be obligated to issue or deliver shares acquired upon exercise hereunder unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.
(b)Shares issued hereunder shall be subject to any restrictions on transfer then in effect pursuant to the certificate of incorporation or by-laws of the Company, as each may be amended from time to time, and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any other contract or agreement binding on Optionee.
14.Clawback. Pursuant to Section 16.13 of the Plan, the Award is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Award, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.
15.Withholding. Pursuant to Section 14.2 of the Plan, the Company shall be entitled to deduct from any payment made pursuant to this Notice, the minimum amount necessary to satisfy all applicable income and employment taxes required to be withheld with respect to such payment or may require Optionee to remit to the Company the amount of such tax prior to and as a condition of making such payment.
16.Plan. This Notice and all rights of Optionee under this Notice are subject to all of the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Notice and the Plan, the terms and conditions of the Plan shall govern. Optionee agrees to be bound by the terms of the Plan and this Notice. Optionee acknowledges having read and understood the Plan and this Notice. Unless

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otherwise expressly provided in other sections of this Notice, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

17.Entire Agreement. This Notice and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Notice may be amended pursuant to Section 16.4 of the Plan.

18.Counterparts. This Notice may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19.Section Headings. The section headings of this Notice are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

20.Governing Law. This Notice shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

BY EXECUTING THIS NOTICE, OPTIONEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES, THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS NOTICE AND THE PLAN, AND AGREES THAT THIS NOTICE AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.
IN WITNESS WHEREOF, the Company and Optionee have duly executed this Notice effective as of the Grant Date set forth above.

SWIFT TRANSPORTATION COMPANY By:__________________________________ Print Name: ___________________________ Its: _________________________________	OPTIONEE ___________________________________ Signature ___________________________________ Print Name

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